Exhibit 99.1

Epiq Systems Reports Third Quarter 2015 Results and

Updates Fiscal Year 2015 Outlook

Conference Call Today at 4:30 pm ET

Kansas City, KS (November 3, 2015) – Epiq Systems, Inc. (NASDAQ: EPIQ), a leading global provider of integrated technology solutions for the legal profession, today announced results for its third quarter ended September 30, 2015 and updated its full year financial outlook for 2015. Epiq will hold a conference call today at 4:30 pm ET to review its results (details below).

Summary Results (Unaudited)

	Three months ended Sept. 30		Nine months ended Sept. 30
(In millions, except share count and per share data)	2015	2014	2015	2014
Segment Operating Revenue
Technology	$91.8	$69.1	$255.0	$228.8
Bankruptcy & Settlement Administration	$39.5	$34.8	$114.6	$106.8
Total Operating Revenue	$131.3	$103.9	$369.6	$335.6
Net Income (Loss)(1)	($19.2)	$5.0	($20.7)	($0.7)
Net Income (Loss) Per Diluted Share(1)	($0.52)	$0.14	($0.57)	($0.02)
Adjusted EBITDA(2)	$29.7	$23.7	$75.9	$71.8
Adjusted Net Income(2)	$9.0	$6.5	$21.4	$20.7
Adjusted Earnings Per Diluted Share(2)	$0.24	$0.18	$0.58	$0.59
Adjusted Diluted Shares (in thousands)	37,055	36,288	36,995	35,339
Net Cash from Operating Activities	$18.9	$18.6	$46.8	$37.4

(1)	Includes impact of a GAAP net non-cash tax charge of $19.0 million related to establishing a full valuation allowance against U.S. deferred tax assets. The impact of this charge to net loss per diluted share is $0.52 for the three and nine months ended September 30, 2015. The valuation allowance is included in “Provision for (benefit from) income taxes” in the Condensed Consolidated Statements of Operations.
(2)	Adjusted net income, adjusted EBITDA and adjusted earnings per share are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and reconciliation to the most comparable GAAP measure.

Q3 Financial Overview

Third quarter 2015 operating revenue increased 26%, or 16% excluding operating revenue from recently acquired Iris Data Services, compared to the third quarter 2014 driven by both of Epiq’s operating segments. Technology segment operating revenues increased 33%, or 17% excluding operating revenue from Iris, compared to the prior year quarter while Bankruptcy and Settlement

Administration operating revenue increased 14%. Consolidated adjusted EBITDA increased 25% from $23.7 million in the third quarter 2014 and rose 20% from $24.7 million in Q2 2015 and 39% from $21.4 million in Q1 2015. Quarterly adjusted EPS of $0.24 per diluted share increased 33% compared to the prior year quarter and rose 33% from $0.18 in Q2 2015 and 60% from $0.15 in Q1 2015.

Recent Company Highlights

•	Launch of a full-service eDiscovery office in Frankfurt, including managed services through Iris Data Services, a comprehensive document review center, and data processing and hosting in a world-class data center.

•	Retained as call center provider to support the U.S. Office of Personnel Management’s (OPM) response to cybersecurity incidents earlier this year impacting 21.5 million individuals.

•	Recently elected independent directors, Kevin L. Robert and Douglas M. Gaston, have been newly appointed as chairs of the Audit Committee and Compensation Committee, respectively, and the Board of Directors is exploring the addition of new independent directors.

•	Declared dividend of $0.09 per share, Epiq’s 22nd consecutive quarterly dividend, payable November 16, 2015 to shareholders of record at the close of business October 15, 2015.

“Epiq delivered a strong quarter of growth in operating revenue, adjusted EBITDA and adjusted EPS reflecting both organic growth and the first full quarter of Iris Data Services revenue as we finalize the integration of that organization into Epiq’s global footprint. We see Iris’s leading managed services offering being a key part of our eDiscovery growth strategy and market differentiation,” said Tom W. Olofson, chairman and CEO, Epiq Systems.

“Epiq continues to be a preferred strategic partner for complex legal matters. The pace of data breaches, regulatory investigations and a healthy environment for corporate M&A provide favorable indicators of global demand for our services. While Epiq continues to gain market share and achieve revenue growth, we are very focused on improving margins and profitability in 2015. We have identified and are implementing a range of initiatives to better leverage our global resources, optimize efficiency and improve our cost structure.”

Segment Review

Technology Segment (eDiscovery)

	Three months ended Sept. 30		Nine months ended Sept. 30
(In millions)(Unaudited)	2015	2014	2015	2014
Operating Revenue	$91.8	$69.1	$255.0	$228.8
Adjusted EBITDA	$26.3	$20.5	$68.6	$63.3

Operating Revenue Mix
By Service Type
Electronically Stored Information (ESI)	62%	63%	60%	57%
Document Review	38%	37%	40%	43%
By Region
North America	78%	74%	78%	80%
Europe and Asia	22%	26%	22%	20%

Epiq’s Technology segment provides integrated technology solutions for electronic discovery (eDiscovery), including global electronically stored information (ESI, which includes Iris eDiscovery managed services) and global document review. Revenue growth within Technology (excluding Iris) was 17% for the third quarter and 33% for the segment including Iris. Operating revenue from international eDiscovery increased by $2.4 million compared to the prior year quarter reflecting growth in both document review and ESI service revenues from new and existing clients. On a pro forma basis and excluding Iris Data Services, international eDiscovery represented 25% of Technology segment operating revenue compared to 26% in the prior year quarter. While pricing pressure in North American ESI services continued to impact operating margins, Technology segment adjusted EBITDA increased 28% compared to the third quarter 2014 primarily due to increased demand for ESI and document review services worldwide in addition to initiatives to drive cost control and increased efficiency.

Bankruptcy and Settlement Administration Segment

	Three months ended Sept. 30		Nine months ended Sept. 30
(In millions)(Unaudited)	2015	2014	2015	2014
Operating Revenue	$39.5	$34.8	$114.6	$106.8
Adjusted EBITDA	$13.9	$12.7	$36.1	$38.5

Bankruptcy and Settlement Administration segment third quarter operating revenue increased 14% compared to the prior year period, driven primarily by 29% growth in Settlement Administration. A low level of Chapter 11 bankruptcy filings persisted in the third quarter, a trend that is expected to continue for the remainder of 2015. Epiq continues to secure non-traditional work and ongoing projects from current clients to supplement operating revenue in this segment. Segment Adjusted EBITDA increased 9% from the prior year quarter due to increased revenue from Settlement Administration services and activity from existing Bankruptcy engagements and non-traditional clients.

GAAP Non-Cash Tax Charge

For the third quarter 2015, Epiq recorded a net non-cash tax charge of $19 million as a valuation allowance against deferred tax assets related to its U.S. operations. The impact of this charge to net loss per diluted share is $0.52 for the three and nine months ended September 30, 2015. Third quarter 2015 tax expense was $22 million, which includes the discrete impact of establishing a full valuation allowance against U.S net deferred tax assets. The establishment of a valuation allowance does not impact cash flows, nor does Epiq expect it to preclude the use of loss carryforwards or other deferred tax assets in the future, including the expected realization of approximately $23 million related to the April 2015 acquisition of Iris Data Services.

2015 Financial Guidance Update

Based on Epiq’s current assessment, the Company is updating full year 2015 operating revenue to range between $495 million and $505 million, adjusted EBITDA between $105 million to $108 million and adjusted EPS between $0.82 and $0.85.

Management will provide a more detailed discussion of its 2015 outlook and a general 2016 outlook during the earnings conference call today at 4:30 p.m. ET (3:30 p.m. CT).

CONFERENCE CALL INFORMATION

Call Dial in:	(877) 303-6311 or (631) 813-4730

Webcast URL:	http://www.epiqsystems.com/investors/corporate-overview/

Audio replay:	(855) 859-2056, ID# 59972387, available through Nov. 10, 2015

About Epiq Systems

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession, including electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, deep subject-matter expertise and global presence spanning 45 countries served from 20 locations allow us to provide secure, reliable solutions to the worldwide legal community. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, intangible asset impairment expense, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, intangible asset impairment expense, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic review expense, and provision for (benefit from) income taxes). Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the impact of our current review process of strategic alternatives, and (21) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In

addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Investor Contacts

Kelly Bailey Epiq Systems 913-621-9500 ir@epiqsystems.com	Chris Eddy Catalyst Global 212-924-9800 epiq@catalyst-ir.com

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUE:
Operating revenue	$131,325	$103,955	$369,637	$335,626
Reimbursable expenses	11,210	7,051	29,936	23,707

Total Revenue	142,535	111,006	399,573	359,333

OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	64,420	48,193	183,350	163,361
Reimbursable expenses	10,712	6,827	28,506	23,064
Selling, general and administrative expense	42,267	35,332	126,104	125,870
Depreciation and software and leasehold amortization	9,787	9,693	28,050	27,648
Amortization of identifiable intangible assets	5,831	3,184	13,326	9,470
Impairment of goodwill and identifiable intangible assets	—	—	1,162	—
Fair value adjustment to contingent consideration	19	—	(1,182)	1,142
Other operating expense, net	1,308	215	4,306	792

Total Operating Expense	134,344	103,444	383,622	351,347

OPERATING INCOME	8,191	7,562	15,951	7,986

INTEREST EXPENSE (INCOME):

Interest expense	5,374	3,945	15,083	12,674
Interest income	(17)	(4)	(22)	(17)

Net Interest Expense	5,357	3,941	15,061	12,657

INCOME (LOSS) BEFORE INCOME TAXES	2,834	3,621	890	(4,671)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	22,014	(1,389)	21,578	(3,964)

NET INCOME (LOSS)	($19,180)	$5,010	($20,688)	($707)

NET INCOME (LOSS) PER COMMON SHARE INFORMATION:
Basic	($0.52)	$0.14	($0.57)	($0.02)
Diluted	($0.52)	$0.14	($0.57)	($0.02)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	36,706	35,780	36,509	35,339
Diluted	36,706	36,288	36,509	35,339

Cash dividends declared per common share	$0.09	$0.09	$0.27	$0.27

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30,	December 31,
	2015	2014
ASSETS:
Cash and cash equivalents	$12,616	$54,226
Trade accounts receivable, net	146,260	117,854
Property and equipment, net	80,493	70,579
Internally developed software, net	15,742	14,713
Goodwill	478,773	404,187
Other intangibles, net	49,964	29,605
Other	42,658	47,088

Total Assets	$826,506	$738,252

LIABILITIES:
Current liabilities, excluding debt	$59,469	$53,395
Indebtedness	398,925	313,481
Other non-current liabilities	67,754	46,439
Total Equity	300,358	324,937

Total Liabilities and Equity	$826,506	$738,252

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($20,688)	($707)
Non-cash adjustments to loss:
Depreciation and amortization	41,376	37,118
Other, net	37,357	7,445
Changes in operating assets and liabilities, net
Trade accounts receivable	(13,413)	11,469
Other, net	2,164	(17,961)

Net cash provided by operating activities	46,796	37,364

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment; and internally developed software	(22,449)	(28,815)
Cash paid for business acquisitions, net of cash acquired	(124,550)	(302)
Other	110	597

Net cash used in investing activities	(146,889)	(28,520)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	71,042	(8,942)
Common stock repurchases	(4,151)	(3,982)
Cash dividends paid	(9,929)	(9,544)
Payment of acquisition-related liabilities	(92)	(4,963)
Debt issuance costs	(1,681)	(837)
Other, net	3,760	11,356

Net cash provided by (used in) financing activities	58,949	(16,912)

Effect of exchange rate changes on cash	(466)	(137)

NET DECREASE IN CASH AND CASH EQUIVALENTS	($41,610)	($8,205)

EPIQ SYSTEMS, INC.

RECONCILIATION OF NET INCOME (LOSS)

TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET INCOME (LOSS)	($19,180)	$5,010	($20,688)	($707)
Plus:
Depreciation and amortization expense	15,619	12,877	41,375	37,118
Share-based compensation expense	3,557	703	10,483	4,979
Intangible asset impairment expense	—	—	1,162	—
Acquisition and related expense (1)	1,325	454	3,240	2,254
One-time technology expense (2)	—	639	—	4,284
Expense related to financing, net (3)	5,331	3,788	14,825	12,425
Litigation (recovery) expense, net (4)	29	12	(475)	1,581
Timing of recognition of expense (5)	—	—	(290)	—
Reorganization expense (6)	479	1,230	2,451	13,152
(Gain) Loss on disposition of assets	—	(175)	(13)	176
Strategic review expense	530	527	2,209	527
Provision for (benefit from) income taxes	22,014	(1,389)	21,578	(3,964)

	48,884	18,666	96,545	72,532

ADJUSTED EBITDA	$29,704	$23,676	$75,857	$71,825

(1)	Acquisition and related expense includes one-time costs associated with acquisitions and fair value adjustments to contingent consideration.
(2)	One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3)	Expense related to financing is net of interest income.
(4)	Litigation expense and recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.

EPIQ SYSTEMS, INC.

RECONCILIATION OF NET INCOME (LOSS)

TO ADJUSTED NET INCOME

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET INCOME (LOSS)	($19,180)	$5,010	($20,688)	($707)
Plus (net of tax) (1) :
Amortization of acquisition intangibles	3,499	1,910	7,996	5,682
Share-based compensation	2,134	421	6,290	2,987
Intangible asset impairment expense	—	—	697	—
Acquisition and related expense (2)	795	304	1,970	1,453
One-time technology expense (3)	—	383	—	2,570
Loan fee amortization and write-off	279	217	1,272	1,117
Litigation (recovery) expense, net (4)	17	150	(7)	1,375
Timing of recognition of expense (5)	—	—	(174)	—
Reorganization expense (6)	287	738	1,470	7,891
(Gain) Loss on disposition of assets	—	(104)	(8)	106
Strategic review expense	318	316	1,325	316
Effective tax rate adjustment (7)	20,882	(2,837)	21,222	(2,095)

	28,211	1,498	42,053	21,402

ADJUSTED NET INCOME	$9,031	$6,508	$21,365	$20,695

ADJUSTED EARNINGS PER SHARE – DILUTED	$0.24	$0.18	$0.58	$0.59

(1)	Individual adjustments are calculated using a tax rate of 40%.
(2)	Acquisition and related expense includes one-time costs associated with acquisitions and fair value adjustments to contingent consideration.
(3)	One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4)	Litigation expense or recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.
(7)	The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC.

OPERATING REVENUE

(Unaudited)

(In thousands)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Technology	$91,847	$69,139	$255,029	$228,831

Bankruptcy	21,047	20,538	58,758	61,793
Settlement Administration	18,431	14,278	55,850	45,002

Total Bankruptcy and Settlement Administration	39,478	34,816	114,608	106,795

TOTAL OPERATING REVENUE	$131,325	$103,955	$369,637	$335,626

EPIQ SYSTEMS, INC.

ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Technology	$26,308	$20,487	$68,559	$63,322
Bankruptcy and Settlement Administration	13,938	12,675	36,119	38,529
Unallocated Corporate (1)	(10,542)	(9,486)	(28,821)	(30,026)

TOTAL ADJUSTED EBITDA	$29,704	$23,676	$75,857	$71,825

(1)	Unallocated corporate adjusted EBITDA excludes expenses related to share-based compensation, impairment expense related to acquired intangible assets, acquisition and related expense, including fair value adjustments to contingent consideration, one-time technology expense, non-routine litigation expense or recovery, timing of recognition of expense, gain or loss on disposition of assets, strategic review expense, and one-time reorganization expense.

EPIQ SYSTEMS, INC.

CALCULATION OF NET LOSS PER SHARE AND

DILUTED ADJUSTED EARNINGS PER SHARE

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET INCOME (LOSS)	($19,180)	$5,010	($20,688)	($707)

BASIC WEIGHTED AVERAGE SHARES	36,706	35,780	36,509	35,339
Adjustment to reflect share-based awards	—	508	—	—

DILUTED WEIGHTED AVERAGE SHARES	36,706	36,288	36,509	35,339

NET INCOME (LOSS) PER SHARE – DILUTED	($0.52)	$0.14	($0.57)	($0.02)

ADJUSTED NET INCOME	$9,031	$6,508	$21,365	$20,695

BASIC WEIGHTED AVERAGE SHARES	36,706	35,780	36,509	35,339
Adjustment to reflect share-based awards	349	508	486	—

DILUTED WEIGHTED AVERAGE SHARES(1)	37,055	36,288	36,995	35,339

ADJUSTED EARNINGS PER SHARE - DILUTED	$0.24	$0.18	$0.58	$0.59

(1)	Diluted weighted average shares outstanding for the three and nine months ended September 30, 2015 and 2014 include the dilutive impact of share-based awards due to adjusted net income reported for the respective periods.